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                                                             EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, which appears on page 17 of the 1996 Annual Report to Stockholders of Wind River Systems, Inc., which is incorporated by reference in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
June 21, 1996